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                                                                    Exhibit 99.3


                           CONTACT:        Charles Hanson
                                           Chairman & Chief Executive Officer
                                           American Pad & Paper Co.
                                           (972) 733-5421
FOR IMMEDIATE RELEASE
                                           Robert P. Jones/Stan Froelich - Press
                                           (212) 850-5600
                                           Ken Pieper
                                           (972) 663-9390
                                           Morgen-Walke Associates


AMERICAN PAD AND PAPER COMPANY ANNOUNCES
APPOINTMENT OF JAMES W. SWENT, III AS EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

         DALLAS, Texas, June 2, 1998 -- American Pad & Paper Company (NYSE:AGP) today announced that James W. "Jay" Swent, III, 47, was appointed Executive Vice President and the new Chief Financial Officer of the Company effective June 1. Gregory M. Benson, who has served as interim Chief Financial Officer since last December, will continue to serve as a member of the Board of Directors and assist Mr. Swent in his transition.

         Mr. Swent has over twenty years of financial management experience with publicly traded, multi-national manufacturing companies in fast growth industries. In his new position, he will be responsible for all the Company's financial and accounting activities, including controller and treasury functions, taxation, business planning, and investor relations. Swent will also play a key role in strategic product line analysis and long-term financial planning for American Pad & Paper.

         Swent joins the Company after having most recently served as Chief Executive Officer and Chief Financial Officer of Cyrix Corporation, a manufacturer of microprocessors for the PC industry, until its merger with National Semiconductor in


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December 1997. Under his leadership, Cyrix became a market leader in the low cost and mid-range PC markets by introducing several new innovative products and securing new key accounts. Prior to Cyrix, Swent spent four years at Northern Telecom Limited where he served in a variety of key operational and financial positions, including his last assignment as Vice President of Business Development for the Broadband Networks Group. In this position, he initiated joint ventures and customer alliances in Asia, Europe and North America. Earlier, he served as Vice President and Chief Financial Officer for Northern Telecom's Caribbean and Latin American region with operations in 22 countries. Prior to Northern Telecom, Swent held key managerial roles in the computer peripherals and office equipment industries.

         Commenting on the appointment, Charles Hanson, Chairman and Chief Executive Officer, stated, "Jay is a proven leader with strong operational, financial, managerial, and turnaround expertise. He provided invaluable services in all his prior assignments and most recently at Cyrix where he enhanced shareholder value substantially His solid business development skills and successful track record in creating and implementing financial plans will provide the Company with the additional depth needed for continued growth of our existing business and for launching new initiatives as we go forward. We are extremely pleased to have Jay on board."

         Swent received his bachelor's degree and MBA from the University of California at Berkeley in 1972 and 1973, respectively. He currently resides in Dallas, Texas with his wife and daughter.

         American Pad & Paper Co., which invented the legal pad in 1888, is a leading manufacturer and marketer of paper-based office products in North America. In its 20 U.S. facilities, the Company manufactures and distributes writing pads, file folders, machine papers, envelopes and other office products. Name brands include: Ampad, Century, Embassy, Gold Fibre, Huxley, Karolton, Kent, Peel & Seel, SCM, Williamhouse and World Fibre.


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